UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 19, 2012

PALL CORPORATION
(Exact name of registrant as specified in its charter)

New York	001-04311	11-1541330
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification No.)

25 Harbor Park Drive, Port Washington, NY		11050
(Address of principal executive offices)		(Zip Code)

(516) 484-5400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is being filed as an amendment to the Form 8-K filed on December 20, 2011 (the “Original Form 8-K”) by Pall Corporation (the “Registrant”) solely for the purpose of disclosing the decision of the Registrant with respect to the frequency of shareholder advisory votes on executive compensation of the Registrant’s named executive officers. This Form 8-K/A does not amend or modify the Original Form 8-K in any other respect.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(d) At the 2011 Annual Meeting of Shareholders of the Registrant held on December 14, 2011, the shareholders voted to approve, on an advisory basis, holding an advisory vote on the executive compensation of the Registrant’s named executive officers on an annual basis. Consistent with the vote of the shareholders and the recommendation of the Registrant’s Board of Directors to the shareholders with respect to such vote, a shareholder advisory vote on executive compensation of the Registrant’s named executive officers will be held on an annual basis, commencing with the 2012 Annual Meeting of Shareholders, and continuing thereafter until such time that an advisory vote on the frequency of such vote on executive compensation is next presented to the shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pall Corporation

/s/ Francis Moschella
April 25, 2012	Francis Moschella
Vice President – Corporate Controller
Chief Accounting Officer